Term Sheet To prospectus dated December 1, 2005, prospectus supplement dated October 12, 2006 and product supplement no. 34-V dated February 7, 2007	Term Sheet No. 68 to Product Supplement No. 34-V Registration Statement No. 333-130051 Dated September 10, 2007; Rule 433

Structured Investments	JPMorgan Chase & Co. $ Reverse Exchangeable Notes due March 28, 2008 Each Linked to the Common Stock of a Different Single Reference Stock Issuer

 General

  This term sheet relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the five (5) note offerings or, at your election, in two or more of the offerings. This term sheet does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.
  The notes are designed for investors who seek an interest rate that is higher than the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, be willing to accept the risks of owning the common stock of the applicable Reference Stock issuer, and be willing to lose some or all of their principal at maturity.
  Investing in the notes is not equivalent to investing in the shares of an issuer of any of the Reference Stocks.
  Each issue of offered notes will pay interest monthly at the fixed rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity. Instead, the payment at maturity will be based on the Final Share Price of the applicable Reference Stock and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount during the Monitoring Period, as described below.
  Payment at maturity for each $1,000 principal amount note will be either a cash payment of $1,000 or delivery of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof), in each case, together with any accrued and unpaid interest, as described below.
  Minimum denominations of $1,000 and integral multiples thereof.

Key Terms

Payment at Maturity:	The payment at maturity, in excess of any accrued and unpaid interest, is based on the performance of the applicable Reference Stock. You will receive $1,000 for each $1,000 principal amount note, plus any accrued and unpaid interest at maturity, unless:
(1) the applicable Final Share Price is less than the applicable Initial Share Price; and
(2) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount.
If the conditions described in both (1) and (2) are satisfied, at maturity you will receive, in addition to any accrued and unpaid interest, instead of the principal amount of your notes, the number of shares of the applicable Reference Stock equal to the applicable Physical Delivery Amount (or, at our election, the Cash Value thereof). Fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be substantially less than the principal amount of your notes, and may be zero.
Maturity Date:	March 28, 2008*
Pricing Date:	On or about September 25, 2007
Settlement Date:	On or about September 28, 2007
Observation Date:	March 25, 2008*
Interest Payment Date:	Interest on the notes will be payable monthly in arrears on the 28th calendar day of each month (each such date, an “Interest Payment Date”), commencing October 28, 2007, to and including the Interest payment date corresponding to the Maturity Date. See “Selected Purchase Considerations — Monthly Interest Payments” in this term sheet for more information.
Monitoring Period:	The period from the Pricing Date to and including the Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price, subject to adjustments.
Cash Value:	For each Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of such Reference Stock and (2) the Final Share Price of such Reference Stock, subject to adjustments.
Initial Share Price:	The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes — Payment at Maturity” and “General Terms of Notes — Anti-dilution Adjustments” in the accompanying product supplement no. 34-V for further information about these adjustments.
Final Share Price:	The closing price of the applicable Reference Stock on the Observation Date.
									Approximate Tax Allocation of Monthly Coupon†
	Page Number	Ticker Symbol	Principal Amount	Interest Rate	Protection Amount	Initial Share Price	CUSIP	Approximate Monthly Coupon	Interest on Deposit	Put Premium
The Home Depot, Inc.	TS-3	HD		5.125% (equivalent to 10.25% per annum)	20% of the Initial Share Price		48123J5X3	$8.54	53.67%	46.33%
American Express Company	TS-5	AXP		5.25% (equivalent to 10.50% per annum)	15% of the Initial Share Price		48123J5V7	$8.75	52.38%	47.62%
US Airways Group, Inc.	TS-7	LCC		9.00% (equivalent to 18.00% per annum)	40% of the Initial Share Price		48123J5H8	$15.00	30.56%	69.44%
Deere & Company	TS-9	DE		6.50% (equivalent to 13.00% per annum)	20% of the Initial Share Price		48123J5R6	$10.83	42.31%	57.69%
Sotheby’s	TS-11	BID		7.125% (equivalent to 14.25% per annum	30% of the Initial Share Price		48123J5M7	$11.88	38.60%	61.40%
*	Subject to postponement in the event of a market disruption event and as described under “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 34-V.
†

Based on one reasonable treatment of the notes, as described herein under “Selected Purchase Considerations — Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 34-V under “Certain U.S. Federal Income Tax Consequences” on page PS-24. The allocations presented herein were determined as of September 7, 2007; the actual allocations will be determined as of the Pricing Date and may differ.

Investing in the Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-6 of the accompanying product supplement no. 34-V and “Selected Risk Considerations” beginning on page TS-2 of this term sheet.

JPMorgan Chase & Co. has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this term sheet relates. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase & Co. has filed with the SEC for more complete information about JPMorgan Chase & Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, JPMorgan Chase & Co., any agent or any dealer participating in this offering will arrange to send you the prospectus, each prospectus supplement, product supplement no. 34-V and this term sheet if you so request by calling toll-free 866-535-9248.

You may revoke your offer to purchase the notes at any time prior to the time at which we accept such offer by notifying the applicable agent. We reserve the right to change the terms of, or reject any offer to purchase, the notes prior to their issuance. In the event of any changes to the terms of the notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this term sheet or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Fees and Commissions (1)	Proceeds to Us

Per note	$	$	$

Total	$	$	$

(1)

In no event will the fees and commissions received by J.P. Morgan Securities Inc., whom we refer to as JPMSI, which includes concessions to be allowed to other dealers, exceed $60.00 per $1,000 principal amount note for any of the five (5) offerings listed above. For more detailed information about fees and commissions and concessions, please see “Supplemental Underwriting Information” on the last page of this term sheet.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

September 10, 2007

ADDITIONAL TERMS SPECIFIC TO EACH NOTE OFFERING

This term sheet relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the five (5) note offerings or, at your election, in two or more of the offerings. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes.

You should read this term sheet together with the prospectus dated December 1, 2005, as supplemented by the prospectus supplement dated October 12, 2006 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 34-V dated February 7, 2007. This term sheet, together with the documents listed below, contains the terms of the notes and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 34-V, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

  Product supplement no. 34-V dated February 7, 2007:
  http://www.sec.gov/Archives/edgar/data/19617/000089109207000412/e26253_424b2.pdf

  Prospectus supplement dated October 12, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206003117/e25276_424b2.pdf

  Prospectus dated December 1, 2005:
  http://www.sec.gov/Archives/edgar/data/19617/000089109205002389/e22923_base.txt

Our Central Index Key, or CIK, on the SEC website is 19617. As used in this term sheet, the “Company,” “we,” “us” or “our” refers to JPMorgan Chase & Co.

Selected Purchase Considerations

  THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at an Interest Rate depending upon the applicable Reference Stock, as indicated on the cover of this term sheet. We believe that the applicable Interest Rate is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
  MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Interest Rate set forth on the cover of this term sheet. Interest will be payable monthly in arrears on the 28th calendar day of each month (each such date, an “Interest Payment Date”), commencing October 28, 2007, to and including the Interest Payment Date corresponding to the Maturity Date, to the holders of record at the close of business on the date 15 calendar days prior to the applicable Interest Payment Date. If an Interest Payment Date is not a Business Day, payment shall be made on the next Business Day immediately following such day, but no additional interest will accrue as a result of the delayed payment. For example, the monthly interest payment due in October 2007 shall be payable on October 29, 2007.
  THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — Your return of principal at maturity is protected if the applicable Final Share Price does not decline from the applicable Initial Share Price or the closing price of the applicable Reference Stock does not decline, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount on any day during the Monitoring Period. However, if the applicable Final Share Price declines from the applicable Initial Share Price and the closing price of the applicable Reference Stock on any day during the Monitoring Period has declined by more than the applicable Protection Amount, you could lose the entire principal amount of your notes.
  TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 34-V. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell, it is reasonable to treat the notes as a unit comprising a Put Option and a Deposit for U.S. federal income tax purposes. We will determine what portion of the applicable periodic payments made to you with respect to the notes will be treated as interest on the Deposit and as premium in consideration of your entry into the Put Option and will provide such applicable allocation in the final term sheet or pricing supplement for the notes. By purchasing the notes, you agree to treat the notes for U.S. federal income tax purposes consistently with our treatment and determination as described above. If the notes had priced on September 7, 2007 and we had made such determination on that date, for each $1,000 principal amount note, the applicable monthly coupon and the applicable percentages thereof we would treat as interest on the Deposit and as Put Premium would have been as specified on the cover of this term sheet. The actual applicable allocations that we will determine for the notes may differ from those hypothetical allocations, and will depend upon a variety of factors, including actual market conditions and our borrowing costs for debt instruments of comparable maturities on the pricing date. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income while receipt of the Put Premium will not be taxable to you prior to maturity or sale. However, there are other reasonable treatments that the Internal Revenue Service or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. Purchasers who are not initial purchasers of notes at the issue price should consult their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-1

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 34-V dated February 7, 2007.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal. The payment at maturity will be based on the applicable Final Share Price and whether the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under certain circumstances, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock or the Cash Value thereof will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
  YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock declines below the applicable Initial Share Price minus the applicable Protection Amount, you will at maturity be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, and if the applicable Final Share Price is less than the applicable Initial Share Price, you will receive at maturity a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the applicable Final Share Price compared to the applicable Initial Share Price. You will be subject to this potential loss of principal even if the price of the applicable Reference Stock subsequently recovers such that the applicable Final Share Price closes at a level above the applicable Initial Share Price minus the applicable Protection Amount. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless (i) the applicable Final Share Price is less than the applicable Initial Share Price and (ii) on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this term sheet or in product supplement no. 34-V. You should make your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in this term sheet is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. As a result, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to maturity could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be willing to hold your notes to maturity.
  LACK OF LIQUIDITY —The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCK — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the Pricing Date and during the term of the notes could adversely affect our payment to you at maturity.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 34-V.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-2

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-13 of the accompanying product supplement no. 34-V for more information.

The Home Depot, Inc. (“Home Depot”)

According to its publicly available filings with the SEC, Home Depot is a home improvement retailer that sells a wide variety of building materials and home improvement, lawn and garden products and provides a number of related services. The common stock of Home Depot, par value $.05 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Home Depot in the accompanying product supplement no. 34-V. Home Depot’s SEC file number is 001-08207.

Historical Information of the Common Stock of Home Depot

The following graph sets forth the historical performance of the common stock of Home Depot based on the weekly closing price (in U.S. dollars) of the common stock of Home Depot from January 4, 2002 through September 7, 2007. The closing price of the common stock of Home Depot on September 7, 2007 was $34.21. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Home Depot has experienced significant fluctuations. The historical performance of the common stock of Home Depot should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Home Depot during the term of the notes. We cannot give you assurance that the performance of the common stock of Home Depot will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Home Depot will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Home Depot.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-3

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Home Depot

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Home Depot, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$34.00	• the Protection Amount: $6.80
• the Interest Rate:	5.125% (equivalent to 10.25% per annum)

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$34.00	$75.00	$1,000.00	$1,000.00

$17.00	$35.00	$1,000.00	$1,000.00

$34.00	$34.00	$1,000.00	$1,000.00

$27.20	$27.20	$1,000.00	$1,000.00

$17.00	$33.00	29 shares of the Reference Stock or the Cash Value thereof	$970.59

$17.00	$17.00	29 shares of the Reference Stock or the Cash Value thereof	$500.00

$5.00	$5.00	29 shares of the Reference Stock or the Cash Value thereof	$147.06

$0.00	$0.00	29 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $17.00 but the Final Share Price is $35.00. Because the Final Share Price of $35.00 is greater than the Initial Share Price of $34.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $17.00 and the Final Share Price is $33.00. Because the Final Share Price of $33.00 is less than the Initial Share Price of $34.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $33.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $970.59.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $17.00, a decline of more than the Protection Amount. Because the Final Share Price of $17.00 is less than the Initial Share Price of $34.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $17.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $27.20 is less than the Initial Share Price of $34.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $27.20 is less than the Initial Share Price of $34.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $51.25 over the term of the notes. If we had priced the notes on September 7, 2007, you would have received 29 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-4

American Express Company (“American Express”)

According to its publicly available filings with the SEC, American Express is a leading global payments, network and travel company that offers its products and services throughout the world. The common shares of American Express, par value $.20 per share (which we refer to as the “common stock of American Express”), are listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of American Express in the accompanying product supplement no. 34-V. American Express’s SEC file number is 001-07657.

Historical Information of the Common Stock of American Express

The following graph sets forth the historical performance of the common stock of American Express based on the weekly closing price (in U.S. dollars) of the common stock of American Express from January 4, 2002 through September 7, 2007. The closing price of the common stock of American Express on September 7, 2007 was $57.75. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of American Express has experienced significant fluctuations. The historical performance of the common stock of American Express should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of American Express during the term of the notes. We cannot give you assurance that the performance of the common stock of American Express will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that American Express will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of American Express.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-5

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of American Express

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of American Express, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$58.00	• the Protection Amount: $8.70
• the Interest Rate:	5.25% (equivalent to 10.50% per annum)

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$58.00	$100.00	$1,000.00	$1,000.00

$29.00	$59.00	$1,000.00	$1,000.00

$58.00	$58.00	$1,000.00	$1,000.00

$49.30	$49.30	$1,000.00	$1,000.00

$29.00	$57.00	17 shares of the Reference Stock or the Cash Value thereof	$982.76

$29.00	$29.00	17 shares of the Reference Stock or the Cash Value thereof	$500.00

$10.00	$10.00	17 shares of the Reference Stock or the Cash Value thereof	$172.41

$0.00	$0.00	17 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $29.00 but the Final Share Price is $59.00. Because the Final Share Price of $59.00 is greater than the Initial Share Price of $58.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $29.00 and the Final Share Price is $57.00. Because the Final Share Price of $57.00 is less than the Initial Share Price of $58.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $57.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $982.76.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $29.00, a decline of more than the Protection Amount. Because the Final Share Price of $29.00 is less than the Initial Share Price of $58.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $29.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $49.30 is less than the Initial Share Price of $58.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $49.30 is less than the Initial Share Price of $58.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $52.50 over the term of the notes. If we had priced the notes on September 7, 2007, you would have received 17 shares of the Reference Stock, or at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-6

US Airways Group, Inc. (“US Airways Group”)

According to its publicly available filings with the SEC, US Airways Group is a holding company whose primary business activity is the operation of a major network air carrier, operating US Airways and America West Airlines. The common stock of US Airways Group, par value $.01 per share, is registered under the Exchange Act and is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange in the accompanying product supplement no. 34-V. US Airways Group’s SEC file number is 001-08444.

Historical Information of the Common Stock of US Airways Group

The following graph sets forth the historical performance of the common stock of US Airways Group based on the weekly closing price (in U.S. dollars) of the common stock of US Airways Group from September 30, 2005 through September 7, 2007. The common stock of US Airways Group commenced trading on the New York Stock Exchange on September 27, 2005. The closing price of the common stock of US Airways Group on September 7, 2007 was $29.81. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of US Airways Group has experienced significant fluctuations. The historical performance of the common stock of US Airways Group should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of US Airways Group during the term of the notes. We cannot give you assurance that the performance of the common stock of US Airways Group will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that US Airways Group will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of US Airways Group.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-7

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of US Airways Group

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of US Airways Group, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$30.00	• the Protection Amount: $12.00
• the Interest Rate:	9.00% (equivalent to 18.00% per annum)

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$30.00	$75.00	$1,000.00	$1,000.00

$15.00	$31.00	$1,000.00	$1,000.00

$30.00	$30.00	$1,000.00	$1,000.00

$18.00	$18.00	$1,000.00	$1,000.00

$15.00	$29.00	33 shares of the Reference Stock or the Cash Value thereof	$966.67

$15.00	$15.00	33 shares of the Reference Stock or the Cash Value thereof	$500.00

$5.00	$5.00	33 shares of the Reference Stock or the Cash Value thereof	$166.67

$0.00	$0.00	33 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $15.00 but the Final Share Price is $31.00. Because the Final Share Price of $31.00 is greater than the Initial Share Price of $30.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $15.00 and the Final Share Price is $29.00. Because the Final Share Price of $29.00 is less than the Initial Share Price of $30.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $29.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $966.67.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $15.00, a decline of more than the Protection Amount. Because the Final Share Price of $15.00 is less than the Initial Share Price of $30.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $15.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $18.00 is less than the Initial Share Price of $30.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $18.00 is less than the Initial Share Price of $30.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $90.00 over the term of the notes. If we had priced the notes on September 7, 2007, you would have received 33 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-8

Deere & Company

According to its publicly available filings with the SEC, Deere & Company, through its subsidiaries, is engaged in the manufacture, distribution and sale of agricultural equipment, commercial and consumer equipment and construction and forestry equipment. Deere & Company also provides financing for sales and leases by dealers of new and used equipment. The common stock of Deere & Company, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Deere & Company in the accompanying product supplement no. 34-V. Deere & Company’s SEC file number is 001-04121.

Historical Information of the Common Stock of Deere & Company

The following graph sets forth the historical performance of the common stock of Deere & Company based on the weekly closing price (in U.S. dollars) of the common stock of Deere & Company from January 4, 2002 through September 7, 2007. The closing price of the common stock of Deere & Company on September 7, 2007 was $135.86. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Deere & Company has experienced significant fluctuations. The historical performance of the common stock of Deere & Company should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Deere & Company during the term of the notes. We cannot give you assurance that the performance of the common stock of Deere & Company will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Deere & Company will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Deere & Company.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-9

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Deere & Company

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Deere & Company, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$136.00	• the Protection Amount: $27.20
• the Interest Rate:	6.50% (equivalent to 13.00% per annum)

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$136.00	$200.00	$1,000.00	$1,000.00

$68.00	$137.00	$1,000.00	$1,000.00

$136.00	$136.00	$1,000.00	$1,000.00

$108.80	$108.80	$1,000.00	$1,000.00

$68.00	$135.00	7 shares of the Reference Stock or the Cash Value thereof	$992.65

$68.00	$68.00	7 shares of the Reference Stock or the Cash Value thereof	$500.00

$20.00	$20.00	7 shares of the Reference Stock or the Cash Value thereof	$147.06

$0.00	$0.00	7 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $68.00 but the Final Share Price is $137.00. Because the Final Share Price of $137.00 is greater than the Initial Share Price of $136.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $68.00 and the Final Share Price is $135.00. Because the Final Share Price of $135.00 is less than the Initial Share Price of $136.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $135.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $992.65.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $68.00, a decline of more than the Protection Amount. Because the Final Share Price of $68.00 is less than the Initial Share Price of $136.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $68.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $108.80 is less than the Initial Share Price of $136.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $108.80 is less than the Initial Share Price of $136.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $65.00 over the term of the notes. If we had priced the notes on September 7, 2007, you would have received 7 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-10

Sotheby’s

According to its publicly available filings with the SEC, Sotheby’s is an auctioneer of authenticated fine art, antiques and decorative art, jewelry and collectibles. In addition to auctioneering, Sotheby’s also engages in a number of related activities, including the brokering of private purchases and sales of fine art, jewelry, collectibles, art-related financing and licensing activities. Sotheby’s, through its subsidiaries, is engaged in the manufacture, distribution and sale of agricultural equipment, commercial and consumer equipment and construction and forestry equipment. Sotheby’s also provides financing for sales and leases by dealers of new and used equipment. The common stock of Sotheby’s, par value $.10 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Sotheby’s in the accompanying product supplement no. 34-V. Sotheby’s SEC file number is 001-09750.

Historical Information of the Common Stock of Sotheby’s

The following graph sets forth the historical performance of the common stock of Sotheby’s based on the weekly closing price (in U.S. dollars) of the common stock of Sotheby’s from January 4, 2002 through September 7, 2007. The closing price of the common stock of Sotheby’s on September 7, 2007 was $40.25. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Sotheby’s has experienced significant fluctuations. The historical performance of the common stock of Sotheby’s should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Sotheby’s during the term of the notes. We cannot give you assurance that the performance of the common stock of Sotheby’s will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Sotheby’s will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Sotheby’s.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-11

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Sotheby’s

The following table illustrates hypothetical payments at maturity on a $1,000 investment in the notes linked to the common stock of Sotheby’s, based on a range of hypothetical Final Share Prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical lowest closing price during the Monitoring Period.” For this table of hypothetical payments at maturity, we have also assumed the following:

• the Initial Share Price:	$41.00	• the Protection Amount: $12.30
• the Interest Rate:	7.125% (equivalent to 14.25% per annum)

Hypothetical lowest closing price during the Monitoring Period	Hypothetical Final Share Price	Payment at Maturity	Total Value of Payment Received at Maturity**

$41.00	$100.00	$1,000.00	$1,000.00

$20.50	$42.00	$1,000.00	$1,000.00

$41.00	$41.00	$1,000.00	$1,000.00

$28.70	$28.70	$1,000.00	$1,000.00

$20.50	$40.00	24 shares of the Reference Stock or the Cash Value thereof	$975.61

$20.50	$20.50	24 shares of the Reference Stock or the Cash Value thereof	$500.00

$5.00	$5.00	24 shares of the Reference Stock or the Cash Value thereof	$121.95

$0.00	$0.00	24 shares of the Reference Stock or the Cash Value thereof	$0.00

**

Note that you will receive at maturity any accrued and unpaid interest in cash, in addition to either shares of the Reference Stock (or, at our election, the Cash Value thereof) or the principal amount of your note in cash. Also note that if you receive the Physical Delivery Amount, the total value of payment received at maturity shown in the table above includes the value of any fractional shares, which will be paid in cash.

The following examples illustrate how the total value of payments received at maturity set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $20.50 but the Final Share Price is $42.00. Because the Final Share Price of $42.00 is greater than the Initial Share Price of $41.00, you will receive a payment at maturity of $1,000 per $1,000 principal amount note.

Example 2: The lowest closing price of the Reference Stock during the Monitoring Period was $20.50 and the Final Share Price is $40.00. Because the Final Share Price of $40.00 is less than the Initial Share Price of $41.00 and the closing price of the Reference Stock declined by more than the Protection Amount on at least one day during the Monitoring Period, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $40.00, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $975.61.

Example 3: The closing price of the Reference Stock between the Pricing Date and before the Observation Date does not reflect a decline of more than the Protection Amount. However, the closing price of the Reference Stock on the Observation Date is $20.50, a decline of more than the Protection Amount. Because the Final Share Price of $20.50 is less than the Initial Share Price of $41.00 and the Final Share Price has declined by more than the Protection Amount, you will receive the Physical Delivery Amount, or at our election, the Cash Value thereof, at maturity. Because the Final Share Price of the Reference Stock is $20.50, the total value of your final payment at maturity, whether in cash or shares of the Reference Stock, is $500.

Example 4: The Final Share Price of $28.70 is less than the Initial Share Price of $41.00 but does not decline by more than the Protection Amount and the closing price of the Reference Stock does not decline by more than the Protection Amount on any day during the Monitoring Period. Because the closing price of the Reference Stock has not declined by more than the Protection Amount, you will receive a payment at maturity of $1,000 per $1,000 principal amount note, even though the Final Share Price of $28.70 is less than the Initial Share Price of $41.00.

Regardless of the performance of the Reference Stock or the payment you receive at maturity, you will receive interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $71.25 over the term of the notes. If we had priced the notes on September 7, 2007, you would have received 24 shares of the Reference Stock or, at our election, the Cash Value thereof, at maturity, provided the Final Share Price declined from the Initial Share Price and the closing price of the Reference Stock declined by more than the Protection Amount from the Initial Share Price on at least one day during the Monitoring Period. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive at maturity and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the closing price of the Reference Stock on the Pricing Date.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-12

Supplemental Underwriting Information

If the notes linked to the common stock of Home Depot priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $35.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $26.25 per $1,000 principal amount note. The concessions of approximately $26.25 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $35.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of American Express priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $35.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $26.25 per $1,000 principal amount note. The concessions of approximately $26.25 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $35.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of US Airways Group priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $36.25 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $27.50 per $1,000 principal amount note. The concessions of approximately $27.50 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $36.25 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Deere & Co. priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $35.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $26.25 per $1,000 principal amount note. The concessions of approximately $26.25 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $35.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $60.00 per $1,000 principal amount note.

If the notes linked to the common stock of Sotheby’s priced today, JPMSI, acting as agent for JPMorgan Chase & Co., would receive a commission of approximately $35.00 per $1,000 principal amount note and would use a portion of that commission to allow selling concessions to other dealers of approximately $26.25 per $1,000 principal amount note. The concessions of approximately $26.25 include concessions to be allowed to selling dealers and concessions to be allowed to an arranging dealer. The actual commission received by JPMSI may be more or less than $35.00 and will depend on market conditions on the Pricing Date. In no event will the commission received by JPMSI exceed $60.00 per $1,000 principal amount note.

The total aggregate principal amount of any series of notes being offered by this term sheet may not be purchased by investors in the applicable offering. Under these circumstances, JPMSI will retain the unsold portion of the applicable offering and has agreed to hold such notes for investment for a period of at least 30 days. The unsold portion of any series of notes will not exceed 15% of the aggregate principal amount of those notes. Any unsold portion may affect the supply of applicable notes available for secondary trading and, therefore, could adversely affect the price of the applicable notes in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

See “Underwriting” beginning on page PS-29 of the accompanying product supplement no. 34-V.

JPMorgan Structured Investments — Reverse Exchangeable Notes Each Linked to the Common Stock of a Different Single Reference Stock Issuer	TS-13